7/30/97

                                 LOAN AGREEMENT


                  This Agreement dated this ___ day of July, 1997, is by and between Sonesta Miami Beach Hotel Company, Inc. ("Sonesta") and Skip Properties N.V. ("Skip Properties").

                  WHEREAS, Sonesta and Skip are contemporaneously herewith entering into agreements under which an affiliate of Sonesta shall provide design and pre-opening services in connection with a hotel and condominium project being developed by Skip Properties and its affiliates, and Sonesta shall operate the hotel on its completion; and

                  WHEREAS, Sonesta has agreed to loan up to $4,150,000 to Skip Properties in connection with the hotel project, subject to the terms and provisions set forth herein.

                  NOW THEREFORE, for consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I. Definitions. Capitalized terms used in this Agreement which are defined in that certain "Management Agreement", of even date, between the parties, shall have the same meaning in this Agreement unless a contrary meaning is specifically set forth. In addition, as used herein:

         1.1 "Advance" shall mean an advance of the Loan from Sonesta to Skip Properties under this Agreement.

         1.2 "Events of Default" shall have the meaning set forth in Section VI.

         1.3 "Interest Rate" shall mean the interest rate agreed to by both parties which is the "Prime Rate" charged by United States Trust Company, Boston, Massachusetts (or such other U.S. banking institution as the parties shall agree upon), plus one (1) percentage point. ("Default Interest Rate" shall mean the Interest Rate, plus four (4) percentage points.)

         1.4 "Loan" shall mean the aggregate principal amount of Four Million One Hundred Fifty Thousand Dollars ($4,150,000.00) which Sonesta shall, if requested by

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Skip Properties, advance to Skip Properties as a loan under and subject to the terms of this Agreement or, where the context may require, the amount thereof then outstanding.

         1.5 "Mortgage(s)" shall mean the mortgage(s) executed by Skip Properties and delivered to Sonesta to secure Skip Properties' obligations under the Promissory Note(s), which Mortgage(s) shall be in recordable form and otherwise contain such terms and be in such form as the parties shall agree.

         1.6 "Promissory Note(s)" shall mean the promissory note(s), the form of which is attached hereto as Exhibit A, which shall be executed by Skip Properties and delivered to Sonesta pursuant to subsection V (i), below.

II. Loan Advances, Application(s). Sonesta agrees to advance the Loan to (or on behalf of) Skip Properties as follows:

         1. $150,000.00 of the Loan shall be applied to compensate John Olson for architectural services pertaining to the Hotel, and to compensate Sonesta International Hotels Corporation ("Sonesta International") for the design services of its Vice President-Design, Mary Jane Rosa, pertaining to the Hotel and Condominiums.

         2. $1,000,000 of the Loan shall be advanced to cover (i) the Pre-Opening Fee ($150,000) payable to Sonesta International under that certain "Development and Pre-Opening Services Agreement", of even date, between Skip Properties and Sonesta International, and (ii) $850,000 of Pre-Opening Expenses.

         3. $3,000,000 of the Loan shall be advanced to Skip Properties as described in subsection V (B) below.

III. Security for Commitment to Advance the Loan. If required by Skip Properties, Sonesta shall evidence its commitment to advance the Loan by providing to Skip Properties

         (i)      the written guaranty of Sonesta International;

         (ii) a commercial letter of credit in favor of Skip Properties in the face amount of not more than $3,000,000; or

         (iii)    such other evidence as the parties shall agree upon.




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

All costs of providing such evidence shall be borne by Skip Properties, and Skip Properties agrees to reimburse Sonesta promptly, but in any event within ten
(10) days of invoicing, for any and all costs Sonesta or Sonesta International incurs in providing such evidence to Skip Properties, including without limitation all costs and charges regarding the commercial letter of credit.

         Skip Properties' ability to draw on any such letter of credit shall be subject to the conditions set forth in subsections V(B) (x), (y), and (z), below.

IV. Repayment of Loan. Skip Properties shall repay the Loan as follows: On the first anniversary of the Commencement Date, and on each anniversary thereof, Skip Properties shall pay Sonesta one tenth (1/10) of the Loan, together with all interest accrued to that date at the Interest Rate. Any unpaid and outstanding portion of the Loan, and any unpaid interest, shall be payable to Sonesta on the tenth (10th) anniversary of the Commencement Date.

         Notwithstanding the foregoing, if the Annual Profit and Loss Statement (as defined in Section 4.1 of the Management Agreement) for any Calendar Year (or Fractional Year) indicates that Gross Operating Profit for that year exceeded $2,633,333--so that Skip Properties was entitled to receive $2,400,000 from the Hotel operation ("Owner's Return" ($1,700,000), plus 75% of Cash
Flow)--fifty percent (50%) of such Gross Operating Profit in excess of $2,633,333 shall be applied to reduce the Loan in addition to the regular annual payments provided for in the preceding paragraph.

         Any payments Sonesta receives from (or on behalf of) Skip Properties in repayment of the Loan shall be applied first to costs and expenses due hereunder, then to outstanding interest, and then to principal.

         Sonesta, as Operator, shall be entitled to pay itself amount(s) due and owing on account of the Loan out of amounts otherwise distributable to Skip Properties, as Owner, under the Management Agreement.

         Notwithstanding any other provision herein to the contrary, unless Skip Properties shall have paid to Sonesta all accrued interest on those portions of the Loan described in subsections II 1 and 2, above ("Pre-Opening Interest Accrual")_, on or before the date Sonesta funds that portion of the Loan described in subsection


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

II 3, above, the Pre-Opening Interest Accrual shall be added to the principal of the loan as of the Commencement Date.

V. Conditions to Advances. Notwithstanding any provision herein to the contrary,
(A) Sonesta shall have no obligation to advance those portions of the Loan described in subsection II, 1 and 2, above ($150,000 and $1,000,000, respectively), unless and until the following conditions have been satisfied:

         (i) Skip Properties has properly executed and delivered to Sonesta the Promissory Note(s) in the amount of $1,150,000 and, if requested by Sonesta, the Mortgage(s) to secure such Promissory Note(s), which Mortgage(s) shall be subordinate to institutional construction financing;

         (ii) Skip Properties has delivered to Sonesta such evidence of corporate authorization and enforceability as Sonesta may reasonably require; and

         (iii) the Hotel and Condominium are (a) actively under construction/renovation, and (b) expected to be completed within twelve (12) months; and

(B) Sonesta shall have no obligation to advance that portion of the Loan described in subsection II 3, above, unless and until (x) the Hotel and Condominium have been fully constructed and the Commencement Date has occurred under the Management Agreement, (y) all costs and expenses in connection with creating the Hotel and Condominium have been paid and lien waivers have been obtained from all contractors, subcontractors, and suppliers, and copies thereof have been provided to Sonesta, and (z) Skip Properties has executed and delivered to Sonesta the Promissory Note(s) in the amount of $3,000,000, Mortgage(s), and the Mortgage(s) when recorded will not be subordinate to any other mortgage, lien, or other encumbrance intended to secure any obligation of Skip Properties (or any of its Affiliates) except Mortgage(s) granted to Sonesta in accordance with this Agreement.

VI. Default/Acceleration. Sonesta shall have no obligation to make any Advances of the Loan to Skip Properties, and any outstanding portions of the Loan, together with interest thereon, shall be immediately due and payable to Sonesta in the event of any of the following ("Events of Default"):

         (1)      the termination, for any reason, of the Management Agreement;

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

         (2) a default by Skip Properties in performing any of its obligations under any agreement between Skip Properties (or any of its Affiliates) and Sonesta (or any of its Affiliates) which remains outstanding fifteen (15) days after written notice to Skip Properties (or such longer time as may be required using all due diligence, but in no event exceeding thirty (30) days in the aggregate ); or

         (3) any circumstance which, in Sonesta's reasonable judgment, makes it appear likely that Skip Properties will not be able to repay the Loan as contemplated hereunder, which circumstance continues fifteen (15) days after written notice to Skip Properties (or such longer time as may be required using all due diligence, but in no event exceeding thirty (30) days in the aggregate).

Upon the occurrence of an Event of Default, interest shall accrue on the Loan at the Default Interest Rate until the Loan, and all accrued interest, is paid to Sonesta in full.

VII.     Miscellaneous

         7.1 Notices. All notices, demands, consents and other communications which any party is required or may desire to give to or made upon the other party or parties hereunder shall be in writing and signed by the party giving same, and shall be delivered personally (upon an officer, general partner or officer of a general partner of the other party if such party is not an individual or to such individual as may be noted in the addresses stated below) to the other party or parties, sent by overnight courier (i.e. Federal Express, DHL, etc.), or sent by certified or registered mail of the United States Postal Service return receipt requested, postage prepaid, addressed to the other party or parties as follows (or to such other address or person as either party or person entitled to notice may by notice to the other specify):

                  To Skip Properties:

                                     Skip Properties N.V.
                                     c/o Sasson Management Corp.
                                     10501 N.W. 7th Avenue
                                     Miami, Florida  33150

                    With copies concurrently delivered to:

                                     Mr. Zakay Sasson
                                     16495 N.E. 32nd Avenue
                                     Eastern Shores, Florida 33180



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


                                     Mr. Enrique Fefer
                                     16425 Collins Avenue, Apt. 2216
                                     Miami Beach, Florida  33160

                                     Bennett Feldman, Esq.
                                     2655 LeJeune Road, Suite 508
                                     Coral Gables, Florida  33134

                  To Sonesta Hotels:

                                     Sonesta Hotels of Florida, Inc.
                                     200 Clarendon Street
                                     Boston, Massachusetts  02116
                                     Attention:   Office of the Treasurer

                    With a copy concurrently delivered to:

                                     Burns & Levinson
                                     125 Summer Street
                                     Boston, Massachusetts 02110
                                     Attention:   Lawrence M. Levinson, Esq.

Unless otherwise specified, notices shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after the same is deposited with the United States Postal Service.

         7.2 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Florida.

         7.3 Modification. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by all parties hereto.

         7.4 Headings. Article and Section headings are inserted for convenience of reference only, and are in no way to be construed as part hereof or as a limitation on the scope of the particular provisions to which they refer.



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


         7.5 Promissory Note and Mortgage. The Promissory Note and/or Mortgage shall contain any of the provisions of this Agreement that either party may request.

         IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first-above written.



                              SKIP PROPERTIES N.V.
                              By its Managing Directors

                                  /s/ Enrique Fefer
Attest:__________________     By: _____________________________
                                  Enrique Fefer
                                  Title: Managing Director

                                  /s/ Zakay Sasson
Attest: _________________     By: _____________________________
                                  Zakay Sasson
                                  Title:  Managing Director


                              SONESTA MIAMI BEACH HOTEL
                              COMPANY, INC.

        /s/ ?????????????         /s/ Peter J. Sonnabend
Attest:_________________      By: ______________________________
       Assistant Secretary        Peter J. Sonnabend
       Sonesta International      Title: Vice President
       Hotels Corporation


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

                                                                       EXHIBIT A
                                 MORTGAGE NOTE

$________________                                    Miami Beach, Florida
                                                     As of  ______________, 1997


      FOR VALUE RECEIVED, the undersigned, SKIP PROPERTIES N.V., a Netherlands Antilles company ("Maker"), hereby promises to pay to the order of SONESTA MIAMI BEACH HOTEL COMPANY, INC., a Florida corporation ("Payee"), its successors and assigns, c/o Sonesta International Hotels Corporation, at 200 Clarendon Street, Boston, Massachusetts 02116, or at such other place as the holder of this Mortgage Note (the "Note") may from time to time designate in writing, in lawful money of the United States of America, the principal sum of ____________________ ($__________________), with interest thereon as follows:

      1. Subject to the provisions of Paragraph 2 hereof, the unpaid principal balance of this Note and all accrued and unpaid interest shall bear interest from the date of funding at the floating rate which is at all times equal to the announced "prime" or "base lending rate" of United States Trust Company, Boston, Massachusetts, or its successors (as announced by said bank, the "Prime Rate"), plus one (1) percentage point. The parties hereto acknowledge that the Prime Rate is a rate for reference purposes and is not necessarily the most favorable rate available from such bank. The interest rate hereunder shall change effective on the same day as any changes in the Prime Rate. Interest shall compound monthly on the last day of each month. The entire unpaid principal balance of this Note together with all accrued but unpaid interest thereon and any unpaid late charges, if not sooner paid, shall be due and payable on the tenth (10th) anniversary of the "Commencement Date" (as such term is defined in that certain Management Agreement, dated July __, 1997, by and between Maker, as "Owner", and Payee, as "Operator" (the "Maturity Date").

      2. Principal and interest shall be due and payable in annual installments (individually, an "Installment Payment") commencing on the first anniversary of the Commencement Date and on each succeeding anniversary of the Commencement Date ("Payment Date") as follows: The Installment Payment due on each Payment Date shall be equal to one tenth (1/10th) of the then outstanding principal balance of this Note.

      3. In addition to the payment(s) due on the Payment Date set forth in Paragraph 2 hereof, Maker shall also pay to Payee, on the date which is five (5) business days after Maker's receipt from Payee of an unaudited financial statement (the "Unaudited Statement") showing the profit or loss of the operations of the Mortgaged Property (hereinafter defined) for the calendar year immediately preceding such Payment Date, together with the calculation of Gross Operating Profit, an amount equal to fifty percent (50%) of Gross Operating Profit for such calendar year in excess of $2,633,333. Each payment made by Maker pursuant to the Unaudited Statement shall be subject to adjustment as follows: (i) if the Annual Profit and Loss Statement for the Mortgaged Property (issued by Payee to Maker pursuant to Section 4.1 of the Management Agreement) for the period covered by the Unaudited Statement shall indicate that Maker has underpaid the Installment Payment, Maker shall pay the deficiency to Payee within five (5) business days after Maker's receipt of the Annual Profit and Loss Statement; and (ii) if, however, such Annual
Profit and Loss Statement shall indicate that Maker has overpaid the Annual Installment, Payee shall pay the amount of the overpayment to Maker within five
(5) business days after Maker's receipt of the Annual Profit and Loss Statement.

      4. This Note may be prepaid in whole or in part at any time and from time to time without penalty.

      5. Any payments Payee receives from or on behalf of Maker on account of amounts due under this Note shall be applied first to costs and expenses due hereunder, then to outstanding interest, and then to principal.

      6. This Note is secured by a Mortgage and Security Agreement (the "Mortgage") of even date herewith executed and delivered by Maker to Payee encumbering certain real estate and property therein described (the "Mortgaged Property"), located in the city of Miami Beach, Dade County, State of Florida.

      7. The entire unpaid principal balance of this Note and all accrued but unpaid interest thereon shall become immediately due and payable, at the option of Payee, upon the earliest to occur of any of the following events ("Acceleration Events"):

         (a) the occurrence of an Event of Default (as defined in the Mortgage);

         (b) the termination of the Management Agreement by the "Owner" or "Operator" thereunder; or

         (c) a sale or conveyance of all or substantially all of the Mortgaged Property ("Sale"), including, without limitation, a sale of all or any portion of the Mortgaged Property as a condominium, interval ownership or time sharing unit or a sale or conveyance of the Mortgaged Property by foreclosure sale or deed in lieu thereof.

      Delay or failure to exercise the foregoing option with respect to any Acceleration Event shall not constitute a waiver of the right to exercise the same with respect to that or any subsequent Acceleration Event.

      8. Should default in the payment of any Installment Payment due hereunder continue beyond fifteen (15) days from the due date of such payment, Maker shall pay a late charge to compensate Payee for the added expense and inconvenience incurred by Payee and caused by such delay in payment. It is acknowledged by Maker and Payee that the actual amount necessary to adequately compensate Payee in such case would be impractical and extremely difficult to calculate. Maker and Payee therefore agree that the amount of such late charge shall be two percent (2%) of the amount of such late payment. Upon the occurrence of an Acceleration Event, and during the continuance thereof, the interest rate applicable to the entire unpaid principal balance of this Note shall be the interest rate described in Section 1, above, plus four (4) percentage points.

      9. Except as expressly provided for the Mortgage, Maker hereby waives presentment for payment, demand, protest, notice of protest or dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for the payment hereof, and agrees to continue and remain bound for the payment of principal, interest and all


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

other sums payable hereunder notwithstanding any change or changes by way of release, surrender, exchange, or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest. The rights and remedies of the holder as provided herein or in the Mortgage shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the holder, and may be exercised as often as occasion therefore shall occur.

      10. Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Maker to pay interest at a greater rate than the maximum allowed by applicable law. Should any interest or other charges paid or payable by Maker in connection with this Note or any other document delivered in connection herewith, result in the computation or earning of interest in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by Payee or the then holder hereof, and any and all such excess paid shall be automatically credited against and in reduction of the balance due under this Note, and the portion of such excess which exceeds the balance due under this Note shall be paid by Payee or the then holder hereof to Maker.

      11. All notices and other communications between the parties under this Note shall be deemed to have been properly given and shall be effective if delivered in accordance with the provisions of the Mortgage.

      12. As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective successors and assigns, whether by voluntary action of the parties or by operation of law.

      13. If this Note is placed in the hands of an attorney for collection, Maker hereby agrees to pay the holder hereof in addition to the sums above stated, all costs of collection, including reasonable attorneys' fees and other legal costs.

      14. Neither this Note nor the method set forth herein for the computation and payment of interest is intended to create, nor shall be construed as creating, a partnership, joint venture or any other relationship between Maker and Payee other than that of the debtor and creditor.

      15. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

      IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.


                                        SKIP PROPERTIES N.V.
                                        By its Managing Directors

                                            /s/ Zakay Sasson
                                        By: ____________________________________
                                            Authorized Signatory: Zakay Sasson


                                            /s/ Enrique Fefer
                                        By: ____________________________________
                                            Authorized Signatory: Enrique Fefer


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